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                                                                      EXHIBIT 21

             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries of Sonoco Products Company, pursuant to Item 601 of Regulation S-K, as of December 31, 1996 are:

     1. KMI Continental Fibre Drum, Inc., 100%-owned domestic subsidiary incorporated in the State of Delaware.

          a. Sonoco Fibre Drum, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

     2. Sonoco Plastic Drum, Inc., 100%-owned domestic subsidiary, incorporated in the State of Illinois.

          a. Sonoco Plastic Drum Southwest Division, Inc., 100%-owned domestic subsidiary, incorporated in the State of Texas.

          b. Sonoco Plastic Drum Southeast Division, Inc., 100%-owned domestic subsidiary, incorporated in the State of Kentucky.

     3. Paper Stock Dealers, Inc., 100%-owned domestic subsidiary, incorporated in the State of North Carolina.

     4. Sonoco-Crellin Holdings, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

          a. Sonoco-Crellin International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

               1. Crellin, Inc., 100%-owned domestic subsidiary, incorporated in the State of New York.

                    a.   Crellin Europe B.V., 100%-owned Dutch subsidiary.


                         1.   Crellin B.V., 100%-owned Dutch subsidiary.

               2. Sebro Plastics, Inc., 100%-owned domestic subsidiary, incorporated in the State of Michigan.

               3. Injecto Mold, 100%-owned domestic subsidiary, incorporated in the State of Illinois.

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                                                                      EXHIBIT 21


             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, CONTINUED

     5. Sonoco Flexible Packaging, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

           a. Engraph Puerto Rico, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

           b. Sonoco-Engraph Puerto Rico, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

           c. E L R, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

                1. Sonoco-Engraph Holdings, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

                2. Sonoco-Engraph, Inc.,100%-owned domestic subsidiary, incorporated in the State of Kentucky.

           d. Engraph Mexico S.A. de C.V., 100%-owned Mexican subsidiary.

      6. SPC Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

           a. SPC Capital Management, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

           b. SPC Resources, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware.

      7.   Timber Properties, Ltd., (B.V.I.), 100%-owned by Sonoco
           Products Company.

      8. Sonoco International, Inc., 100%-owned domestic subsidiary, incorporated in the State of Delaware, holder of securities in:

           a.   Sonoco Limited, 100%-owned Canadian subsidiary.

           b. Sonoco U.K. Limited Inc., 100%-owned subsidiary incorporated in the State of Delaware, holder of securities in:

                1. Sonoco Products Company U.K. Limited, 100%-owned U.K. subsidiary.

                     a.   Sonoco Limited, 100%-owned English subsidiary.

                     b. Sonoco Consumer Products Limited, U.K., 100%-owned English subsidiary.

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                                                                      EXHIBIT 21

             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, CONTINUED

      2.   The Harland Group Limited, 100%-owned U.K. subsidiary.

                a.   Harland Machine Systems Ltd., 100%-owned U.K. subsidiary.

                b.   Harland France SARL, 100%-owned French subsidiary.

                c. Harlands of America, Inc., 100%-owned subsidiary, incorporated in the State of Delaware.

      c. Sonoco Deutschland Holdings GmbH, 100%-owned German subsidiary.

           1.   Sonoco Deutschland GmbH, 100%-owned German subsidiary.

           2.   Sonoco Plastics GmbH, 100%-owned German subsidiary.

           3.   Sonoco IPD GmbH, 100%-owned German subsidiary.

                a.  Sonoco MBS GmbH, 100%-owned German subsidiary.

                b.  OPV Oberrhein GmbH, 100%-owned German subsidiary.

                c. Sonoco MBS GmbH and Company, 100%-owned German partnership.

                d.  OPV Textihulsen GmbH, 100%-owned German partnership.

           4.   Caprex AG, 72%-owned Swiss subsidiary.

           5.   Dosen-Schmitt, GmbH, 100%-owned German subsidiary.

      d. Sonoco SNC, 100%-owned French partnership with the following subsidiaries and affiliate:

           1.  Sonoco Holdings, 100%-owned French subsidiary.

           a.  Sonoco Lhomme S.A., 100%-owned French subsidiary.

               1.   Sonoco Eurocore, Belgium, 100%-owned Belgian subsidiary.


               2.   Papeteries Du Rhin, 47%-owned French affiliate.

           b.  Sonoco Consumer  Products S.A., 100%-owned French subsidiary.

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                                                                   EXHIBIT 21

             SONOCO PRODUCTS COMPANY AND CONSOLIDATED SUBSIDIARIES

SUBSIDIARIES OF THE REGISTRANT, CONTINUED

      e.  Sonoco Italia S.R.L., 100%-owned Italian subsidiary.

      f.  Sonoco Asia, L.L.C., 70%-owned limited liability company.

          1.  Sonoco Singapore Pte, Ltd., 100%-owned Singapore subsidiary.

              a.  Malaysia Holding, SDN BHD, 100%-owned Malaysian subsidiary.

              b.  Sonoco Malaysia, SDN BHD, 100%-owned Malaysian subsidiary.

          2.  Sonoco Taiwan Limited, 100%-owned Republic of China subsidiary.

          3.  Sonoco Thailand Ltd., 70%-owned Thai subsidiary.

          4.  Sonoco-Hongwen, L.L.C., 80%-owned limited liability company.

      g. Sonoco Asia Management Company, L.L.C., 70%-owned limited liability company.

      h.  Sonoco do Brazil LTDA., 100%-owned Brazilian subsidiary.

  9. Southern Plug & Manufacturing Co., Inc., 100%-owned domestic subsidiary, incorporated in the State of Louisiana.